Exhibit 99.1
Contact: Brainerd Communicators, Inc.
Jennifer Gery (media)
Mike Smargiassi/Dianne Pascarella (investors)
212.986.6667

Entertainment Distribution Company Announces Second Quarter 2008 Results

- Commences Search for Permanent Chief Executive Officer -

NEW YORK – August 5, 2008 – Entertainment Distribution Company, Inc. (Nasdaq: EDCI) (“EDCI”), the majority shareholder of Entertainment Distribution Company, LLC (“EDC, LLC”) a global and independent provider of supply chain services to the home entertainment market, today reported second quarter financial results for the period ending June 30, 2008.  EDCI also announced today that as part of its plan to explore strategic opportunities for its cash and net operating loss carryforwards, it has commenced an executive search for a permanent Chief Executive Officer with a strong background in acquisitions and mergers.  Heidrick and Struggles, a world leader in senior executive search, has been chosen to lead the recruiting effort and will work with EDCI’s Governance and Nominating Committee.

Highlights (for EDCI and its subsidiaries (the “Company”) on a consolidated basis unless noted):
•      Revenue of $79.4 million for the second quarter compared to $80.2 million for the same quarter last year.
•      Revenue of $162.5 million for the first six months compared to $164.2 million for the same period last year.
•      Net loss from continuing operations of $(5.3) million, or $(0.08) per diluted share, for the second quarter compared to net loss from continuing operations of $(4.7) million, or $(0.07) per diluted share, for the same quarter last year.
•      Net loss from continuing operations of $(12.7) million, or $(0.18) per diluted share, for the first six months of 2008 compared to net loss from continuing operations of $(11.4) million, or $(0.16) per diluted share, for the same period last year.
•      Second quarter EBITDA from continuing operations of $0.7 million, compared to EBITDA from continuing operations of $0.9 million for the same quarter last year.
•      First six months EBITDA from continuing operations of $2.9 million, compared to EBITDA loss from continuing operations of $(0.3) million for the same period last year.
•      As of June 30, 2008, total unrestricted cash and short-term investments of $78.0 million, of which $53.8 million is held at EDCI and $24.2 million is held at EDC, LLC.
•      As of June 30, 2008, total long-term debt of $39.1 million, net of unamortized discount.

Jordan M. Copland, Interim Chief Executive Officer and Chief Financial Officer of EDCI, stated, “Overall results at EDC, LLC for the second quarter were in line with our internal plan and operating trends were similar to the first quarter of the year.  We continue to face a difficult industry and economic environment.  However, we have made significant progress in our efforts to control costs and right-size our business to ensure we are fully utilizing our assets and maximizing cash flows.  As a result of these efforts, we generated EBITDA of $2.9 million in the first six months of 2008, compared to an

-continued-

EBITDA loss in the first half of 2007.  We believe we are well positioned as we enter the second half of the year, which is historically our most active and profitable period.  EDCI continues its search for a new business to utilize its $53.8 million in cash and short-term investments and $278 million in net operating loss carryforwards.  At our annual meeting on August 22, 2008, we are proposing a plan of reorganization which, if approved by shareholders, will protect EDCI’s net operating loss carryforwards and bring the Company into compliance with NASDAQ’s continued listing requirements.”

Conference Call

The Company will host a conference call to discuss its second quarter 2008 financial results today at 4:30 p.m. ET. To access the conference call, please dial 973-582-2854 and reference pass code 57941470. A live webcast of the conference call will also be available on the Company's corporate Web site, located at www.edcllc.com. A replay of the conference call will be available through midnight ET on Tuesday, August 12, 2008. The replay can be accessed by dialing 706-645-9291. The pass code for the replay is 57941470.

Summary of Second Quarter 2008

For the second quarter of 2008, the Company reported revenue of $79.4 million compared to $80.2 million for the second quarter of 2007. The decrease is primarily attributable to a decrease in volumes from our U.S. operations, offset by the impact of favorable exchange rate fluctuations.

The Company had EBITDA from continuing operations of $0.7 million in the second quarter of 2008, as compared to EBITDA from continuing operations of $0.9 million in the second quarter of 2007.  EBITDA is a non-GAAP financial measure.  A reconciliation between EBITDA and the most directly comparable GAAP financial measure is provided following the Consolidated Financial Statements included in this release. The reconciliation also includes a description of how the Company calculates EBITDA.

The Company reported a net loss from continuing operations of $(5.3) million for the second quarter of 2008, or $(0.08) per diluted share.  This compares to a net loss from continuing operations of $(4.7) million, or $(0.07) per diluted share, for the second quarter of 2007.

For the second quarter, the Company reported a net loss of $(5.5) million, or ($0.08) per diluted share, which compares to a net loss of $(4.1) million, or $(0.06) per diluted share, for the second quarter of 2007.

Six Months Ended June 30, 2008

For the six months ended June 30, 2008, the Company reported revenue of $162.5 million compared to $164.2 million for the first six months of 2007. The decrease is primarily attributable to a decrease in volumes from our U.S. operations, offset by the impact of favorable exchange rates.

The Company had EBITDA from continuing operations of $2.9 million in the first six months of 2008, as compared to an EBITDA loss from continuing operations of $(0.3) million in the first six months of 2007.  EBITDA from continuing operations in the first six months of 2007 included approximately $2.3 million of non-recurring costs associated with stock option investigation and litigation legal expenses and consulting costs.

The Company reported a net loss from continuing operations of $(12.7) million for the first six months of 2008, or $(0.18) per diluted share.  This compares to a net loss from continuing operations of $(11.4) million, or $(0.16) per diluted share, for the first six months of 2007.

For the first six months of 2008, the Company reported a net loss of $(11.7) million, or ($0.17) per diluted share, which compares to a net loss of $(10.0) million, or $(0.14) per diluted share, for the first six months of 2007.

Guidance

The Company is reconfirming its previously issued guidance for the full-year 2008.  For 2008 the Company expects EBITDA to be at the same level or slightly higher than 2007 Adjusted EBITDA.  The Company’s guidance assumes global industry decline rates for the full-year to be approximately 10%-12%.  In addition, this guidance is largely based on the current release schedules from customers and the Company’s expectation that current cost initiatives will deliver savings of approximately $10 million in 2008.  Any changes in these assumptions could materially impact the Company’s ability to achieve its expectations.

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About Entertainment Distribution Company
Entertainment Distribution Company, Inc. (NASDAQ: EDCI) is the majority shareholder of Entertainment Distribution Company, LLC (“EDC, LLC”), a global and independent provider of supply chain services to the home entertainment market. EDC, LLC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry. Its clients include some of the world’s best-known music, movies and gaming companies. Headquartered in New York, EDC, LLC’s operations include manufacturing and distribution facilities throughout North America and in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcllc.com.

Safe Harbor Statement
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual

Report on Form 10-K, as amended. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers; potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files.  The Company assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$62,629	$63,850
Restricted cash	2,003	1,940
Investments	15,365	29,589
Accounts receivable, net of allowances for doubtful accounts of
$3,725 and $3,328 for 2008 and 2007, respectively	28,697	35,577
Current portion of long-term receivable	403	515
Inventories, net	7,400	9,111
Prepaid expenses and other current assets	17,586	16,180
Deferred income taxes	268	277
Total Current Assets	134,351	157,039
Restricted cash	28,232	26,015
Property, plant and equipment, net	51,718	55,245
Long-term receivable	4,385	4,244
Intangible assets	42,217	44,604
Deferred income taxes	1,724	1,934
Other assets	7,311	6,940
TOTAL ASSETS	$269,938	$296,021

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$24,928	$33,287
Accrued expenses and other liabilities	34,165	37,503
Income taxes payable	129	3,697
Deferred income taxes	-	126
Loans from employees	1,281	1,267
Current portion of long-term debt	18,711	24,364
Total Current Liabilities	79,214	100,244
Other non-current liabilities	13,886	12,185
Loans from employees	2,625	3,646
Long-term debt	20,390	21,589
Pension and other defined benefit obligations	40,160	36,155
Deferred income taxes	10,815	10,195
Total Liabilities	167,090	184,014
Minority interest in subsidiary company	5,528	5,771
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares, no shares
issued and outstanding	-	-
Common stock, $.02 par value; authorized: 200,000,000 shares, issued:
June 30, 2008 -- 70,194,358 shares; December 31, 2007 -- 70,155,940 shares	1,404	1,403
Additional paid in capital	369,743	369,665
Accumulated deficit	(285,037)	(273,333)
Accumulated other comprehensive income	12,043	8,501
Treasury stock at cost: June 30, 2008 -- 1,811,700 shares; December 31, 2007 -- 0 shares	(833)	-
Total Stockholders' Equity	97,320	106,236
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$269,938	$296,021

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,
	2008	2007
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$60,495	$62,798
Service revenues	18,921	17,358
Total Revenues	79,416	80,156
COST OF REVENUES:
Cost of product revenues	55,200	56,227
Cost of service revenues	14,675	14,112
Total Cost of Revenues	69,875	70,339
GROSS PROFIT	9,541	9,817
OPERATING EXPENSES:
Selling, general and administrative expense	12,589	12,244
Amortization of intangible assets	2,455	2,080
Total Operating Expenses	15,044	14,324
OPERATING LOSS	(5,503)	(4,507)
OTHER INCOME (EXPENSE):
Interest income	935	1,195
Interest expense	(973)	(1,337)
Gain (loss) on currency swap, net	32	(391)
Gain (loss) on currency transaction, net	(33)	230
Other income (expense), net	(4)	56
Total Other Expense	(43)	(247)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES AND MINORITY INTEREST	(5,546)	(4,754)
Income tax benefit	(115)	(30)
Minority interest income	(92)	-
LOSS FROM CONTINUING OPERATIONS	(5,339)	(4,724)
DISCONTINUED OPERATIONS, NET OF TAX:
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(145)	554
GAIN ON SALE OF MESSAGING BUSINESS	-	88
NET LOSS	$(5,484)	$(4,082)
LOSS PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations	$(0.08)	$(0.07)
Discontinued Operations:
Income (loss) from discontinued operations	-	0.01
Gain on sale of Messaging business	-	-
Net loss per weighted average common share	$(0.08)	$(0.06)
LOSS PER DILUTED COMMON SHARE:
Loss from continuing operations	$(0.08)	$(0.07)
Discontinued Operations:
Income (loss) from discontinued operations	-	0.01
Gain on sale of Messaging business	-	-
Net loss per diluted weighted average common share	$(0.08)	$(0.06)

(1) Loss per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,
	2008	2007
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$122,823	$127,267
Service revenues	39,723	36,899
Total Revenues	162,546	164,166
COST OF REVENUES:
Cost of product revenues	111,403	113,990
Cost of service revenues	30,365	29,515
Total Cost of Revenues	141,768	143,505
GROSS PROFIT	20,778	20,661
OPERATING EXPENSES:
Selling, general and administrative expense	25,316	27,476
Amortization of intangible assets	4,838	4,114
Total Operating Expenses	30,154	31,590
OPERATING LOSS	(9,376)	(10,929)
OTHER INCOME (EXPENSE):
Interest income	2,047	2,352
Interest expense	(2,092)	(2,636)
Loss on currency swap, net	(2,593)	(748)
Gain (loss) on currency transaction, net	(594)	339
Other income, net	8	67
Total Other Expense	(3,224)	(626)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES AND MINORITY INTEREST	(12,600)	(11,555)
Income tax provision (benefit)	368	(116)
Minority interest income	(242)	-
LOSS FROM CONTINUING OPERATIONS	(12,726)	(11,439)
DISCONTINUED OPERATIONS, NET OF TAX:
INCOME FROM DISCONTINUED OPERATIONS	1,022	250
GAIN ON SALE OF MESSAGING BUSINESS	-	1,176
NET LOSS	$(11,704)	$(10,013)
LOSS PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations	$(0.18)	$(0.16)
Discontinued Operations:
Income (loss) from discontinued operations	0.01	-
Gain on sale of Messaging business	-	0.02
Net loss per weighted average common share	$(0.17)	$(0.14)
LOSS PER DILUTED COMMON SHARE:
Loss from continuing operations	$(0.18)	$(0.16)
Discontinued Operations:
Income (loss) from discontinued operations	0.01	-
Gain on sale of Messaging business	-	0.02
Net loss per diluted weighted average common share	$(0.17)	$(0.14)

(1) Loss per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

Entertainment Distribution Company, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to EBITDA from continuing operations, a non-GAAP measure.

EBITDA is income (loss) from continuing operations before interest expense (income), net, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP.  EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Loss from continuing operations	(5,339)	(4,724)	(12,726)	(11,439)

Income tax provision (benefit)	(115)	(30)	368	(116)
(Gain) loss on currency swap, net	(32)	391	2,593	748
(Gain) loss on currency transaction, net	33	(230)	594	(339)
Interest expense, net	38	142	45	284
Depreciation and amortization	6,104	5,385	11,986	10,653
Other income, net	4	(56)	(8)	(67)

EBITDA from continuing operations	$693	$878	$2,852	$(276)